UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2016

Fastenal Company
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2016 (the "Effective Date"), Fastenal Company (the "Company") entered into a master note agreement (the "Master Note Agreement") among (i) the Company, (ii) Metropolitan Life Insurance Company, NYL Investors LLC and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), as investor group representatives (each, an "Investor Group Representative" and collectively, the "Investor Group Representatives"), and (iii) Metropolitan Life Insurance Company (in its capacity as a purchaser of Notes (as defined below) under the Master Note Agreement) and/or affiliates of the Investor Group Representatives who become purchasers of Notes under the Master Note Agreement (each, a "Purchaser" and collectively, the "Purchasers"), pursuant to which, during the period commencing on the Effective Date and ending three years thereafter, the Company may issue at its discretion in a private placement, and the Purchasers may purchase at their discretion, senior promissory notes of the Company (each, a "Note" and collectively, the "Notes") in the aggregate principal amount outstanding from time to time of up to $200,000,000. The Notes will be unsecured and will be guaranteed by certain material subsidiaries of the Company. The Notes will bear interest at either (i) a fixed rate, or (ii) a floating rate based on the London Interbank Offered Rate ("LIBOR") for an interest period of one, three, or six months. The Notes will mature no later than 12 years after the date of issuance thereof, in the case of fixed rate Notes, or 10 years after the date of issuance thereof, in the case of floating rate Notes. All of the Notes will be prepayable at the Company’s option in whole or in part. Proceeds from the sale of the Notes may be used for working capital and general corporate purposes, including the repayment of indebtedness under the Company’s bank credit facility and the funding of permitted acquisitions, capital expenditures, dividends and stock repurchases.

In the event the Company wishes to issue Notes, it will deliver a request for purchase to the Investor Group Representatives, which request will, among other things, specify the proposed closing date for the purchase and sale of the Notes, the maturity date of the Notes, the amortization schedule (if any) for the Notes, and whether the Notes will be floating rate Notes or fixed rate Notes. If the Notes covered by the request are floating rate Notes, the request shall also specify the interest period and prepayment premium (if any) for the Notes. If the Notes covered by the request are fixed rate Notes, the request shall also specify the interest payment intervals (which will be monthly, quarterly, or semi-annually in arrears) for the Notes. Interest on floating rate Notes will be payable at the end of the selected interest period and a make-whole prepayment premium will be due in connection with any prepayment of fixed rate Notes. Following receipt by an Investor Group Representative of a request for purchase, such Investor Group Representative may, at its option, provide the Company with a quote for the interest rate margin or the interest rate (as the case may be) at which such Investor Group Representative and/or its affiliates would be willing to purchase the specified Notes. If the Company accepts a quote from an Investor Group Representative, that Investor Group Representative would then become obligated to purchase or cause its affiliates to purchase the specified Notes from the Company on the proposed closing date, subject to the satisfaction of certain customary conditions, and the Company would become obligated to issue the specified Notes to the Investor Group Representative and/or such affiliate on the proposed closing date.

Two series of Notes are currently outstanding under the Master Note Agreement, each of which was issued on the Effective Date. The first series of Notes, issued to Metropolitan Life Insurance Company and an affiliate thereof, is in an aggregate principal amount of $40,000,000 and bears interest at a fixed rate of 2.00% per annum (the "2.00% Notes"). Principal of the 2.00% Notes is due and payable in full on July 20, 2021. Accrued interest on the 2.00% Notes is payable quarterly in arrears. The second series of Notes, issued to certain affiliates of NYL Investors LLC, is in an aggregate principal amount of $35,000,000 and bears interest at a fixed rate of 2.45% per annum (the "2.45% Notes"). Principal of the 2.45% Notes is due and payable in full on July 20, 2022. Accrued interest on the 2.45% Notes is payable quarterly in arrears. The Company currently intends to use the proceeds from the issuance of the 2.00% Notes and the 2.45% Notes to fund the purchase of industrial vending lockers for the new lease announced by us on February 29, 2016.

The Company has no current plans at this time to issue additional Notes under the Master Note Agreement.

The Master Note Agreement requires the Company to offer to prepay all of the outstanding Notes in full, together with unpaid interest accrued thereon to the date of prepayment (but without premium), in the event of a “change in control” of the Company.

The Master Note Agreement requires the Company to maintain its consolidated total leverage ratio (as defined in the Master Note Agreement) as of the end of each fiscal quarter at no more than 2.00 to 1.00, and its consolidated EBITDA (as defined in the Master Note Agreement) during any consecutive four quarter period at no less than $400,000,000. These amounts measured as of the end of our most recently completed quarter (after giving pro forma issuance to the 2.00% Notes and the 2.45% Notes) were 0.61 to 1.00 and $880,919,000, respectively. The Master Note Agreement also grants the holders of the Notes “most favored lender” status with respect to financial covenants. In addition, the Master Note Agreement contains other customary affirmative and negative covenants, including covenants that restrict the right of the Company and its subsidiaries to incur additional indebtedness (including additional priority indebtedness), merge, lease, sell or otherwise dispose of assets, make investments and grant liens on their assets. The Master Note Agreement also prohibits the Company from paying cash dividends or engaging in stock repurchases if there are ongoing defaults or events of default under the Master Note Agreement or the Company is not in pro forma compliance with its financial covenants.

The Master Note Agreement contains customary events of default, the occurrence of which would either result in the automatic acceleration of the Notes or permit the requisite holders of the Notes to accelerate the Notes upon notice to the Company, including failure to pay principal, interest or other amounts due in respect of the Notes, failure to comply with covenants in the Master Note Agreement, cross default (in the case of payment defaults) or cross acceleration (in the case of other defaults) to other material indebtedness of the Company or its material subsidiaries, failure of the Company or its material subsidiaries to pay or discharge material judgments, or bankruptcy of the Company or its material subsidiaries.

To the knowledge of the Company, there are no other material relationships between the Company or its affiliates and any of the Investor Group Representatives or Purchasers.

The foregoing description of the Master Note Agreement is qualified in its entirety by reference to the full text of the Master Note Agreement, which is filed as Exhibit 10.1 hereto.

This item contains statements that are not historical in nature and that are intended to be, and are hereby identified as, "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding current expectations as to the use of proceeds of the 2.00% Notes and the 2.45% Notes and the issuance of additional Notes. The need for cash in order to exploit future corporate opportunities, such as unforeseen business acquisitions or market-driven stock repurchases, could cause us to issue additional Notes in the future to funds such opportunities or to use some or all of the proceeds from the 2.00% Notes and/or the 2.45% Notes to fund such opportunities and issue additional Notes to pay for the capital expenditures described above. Each forward looking statement speaks only as of the date on which such statement is made and we undertake no obligation to update any such statement to reflect events or circumstances arising after such date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off‑Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

4.1    Form of Senior Notes due July 20, 2021

4.2    Form of Senior Notes due July 20, 2022

10.1
Master Note Agreement dated as of July 20, 2016 by and among (i) Fastenal Company, (ii) Metropolitan Life Insurance Company, NYL Investors LLC and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), as investor group representatives (each, an "Investor Group Representative"), and (iii) Metropolitan Life Insurance Company (in its capacity as a purchaser of notes under such Master Note Agreement) and/or affiliates of any Investor Group Representative who become purchasers of notes under such Master Note Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

July 22, 2016	/s/ SHERYL A. LISOWSKI
(Date)	Sheryl A. Lisowski Interim Chief Financial Officer, Controller, and Chief Accounting Officer

Exhibit Index

4.1	Form of Senior Notes due July 20, 2021	Electronically filed
4.2	Form of Senior Notes due July 20, 2022	Electronically filed
10.1
Master Note Agreement dated as of July 20, 2016 by and among (i) Fastenal Company, (ii) Metropolitan Life Insurance Company, NYL Investors LLC and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), as investor group representatives (each, an "Investor Group Representative"), and (iii) Metropolitan Life Insurance Company (in its capacity as a purchaser of notes under such Master Note Agreement) and/or affiliates of any Investor Group Representative who become purchasers of notes under such Master Note Agreement
Electronically filed